UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 27, 2018

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Rights Agreement Amendment

On July 27, 2018, Sanchez Energy Corporation (the “Company”) and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”), entered into a second amendment (the “Amendment”) to the Rights Agreement, dated as of July 28, 2015, between the Company and the Rights Agent (the “Rights Agreement”) to extend the “Final Expiration Date” of the Rights pursuant to the Rights Agreement from July 27, 2018 to July 26, 2021.

This summary of the Rights Agreement Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following materials are included as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit

4.1

Amendment No. 2 to Rights Agreement, dated as of July 27, 2018, by and between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.3 to the Company’s Amendment No. 2 to Registration Statement on Form 8-A filed with the SEC on August 1, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: August 1, 2018	By:	/s/ Howard J. Thill
Howard J. Thill
Executive Vice President and Chief Financial Officer